EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Glenborough Realty Trust Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-19279, 333-26815, 333-28601, 333-40959, 333-49845, 333-61319, 333-67839, 333-70463, and 333-78579) and the registration statements on Form S-8 (Nos. 333-27677, 333-79401, and 333-80461) of Glenborough Realty Trust Incorporated of our report dated March 15, 2005, except as to note 21 which is as of December 16, 2005 and note 5 which is as of March 23, 2006, with respect to the consolidated balance sheet of Glenborough Realty Trust Incorporated and subsidiaries as of December 31, 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2004, and all related 2004 and 2003 information in the financial statement schedules, which report appears in the December 31, 2005, annual report on Form 10-K of Glenborough Realty Trust Incorporated.

/s/ KPMG LLP

San Francisco, California

March 28, 2006